UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY 10004
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (212) 776-4046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Saker Aviation Services, Inc. (the “Company”), through its fully owned subsidiary, FirstFlight Heliports, LLC d/b/a Saker Aviation Services, entered into an Interim Concession Agreement (the “Agreement”) with the City of New York acting by and through the New York City of Department of Small Business Services (“DSBS”) with an initial term beginning December 13, 2023, pursuant to a notice to proceed (the “Notice”) from the Agreement administrator, the New York City Economic Development Corporation (“NYCEDC”), received by the Company on December 12, 2023.

Pursuant to the Agreement the Company has been granted the exclusive right to operate as the fixed base operator for the Downtown Manhattan Heliport (the “Heliport”). Under the Agreement the Company has not leased or otherwise been conveyed any land, building, space, improvements, or equipment but has been granted the exclusive right to occupy and operate the Heliport and be in possession thereof during the term of the Agreement. The Agreement provides for one (1) six-month term (the “Initial Period”), with two (2) six-month options to renew (the “Renewal Periods”). In addition to terminations for an event of default, the Interim Agreement can be terminated at any time by the Commissioner of the DSBS or suspended at any time by the NYCEDC.

During the term of the Agreement the Company has the sole and exclusive right to collect all revenue derived from the operation of the Heliport and is required to pay the greater of $1,036,811 or 30% of Gross Receipts during the Initial Term and the greater of $518,406 or 30% of Gross Receipts during both Renewal Periods.

The Agreement sets forth the annual number of tourist flights allowed at the Heliport; the Company’s responsibilities for maintenance, repairs, alterations and renovations of the Heliport; flight tracking, reporting, and insurance requirements; as well as dictates that contracts the Company enters into related to use of the Heliport are subject to review and approval by the NYCEDC or New York City at their discretion, which is not to be unreasonably withheld. The Agreement contains customary covenants and indemnity clauses for an agreement of its type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is included as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Interim Concession Agreement by and between FirstFlight Heliports, LLC and the City of New York by and through the New York City of Department of Small Business Services, commencing December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2023		SAKER AVIATION SERVICES, INC.

	By:	/s/ Samuel Goldstein
Samuel Goldstein
President and Chief Executive Officer